UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On April 20, 2016, AMERI Holdings, Inc. (the “Company” or “AMERI”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dhruwa N. Rai, pursuant to which Mr. Rai purchased from the Company 500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $6.00 for an aggregate purchase price of $3,000,000 and the Company issued 500,000 unregistered shares of Common Stock to Mr. Rai.

The parties to the Purchase Agreement have made customary representations, warranties and covenants therein.  The foregoing description of the Purchase Agreement is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  A copy of the press release announcing the private placement is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.02 Unregistered Shares of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on April 20, 2016, the Company became obligated to issue 500,000 shares of Common Stock to Mr. Rai in exchange for consideration of $3,000,000.  The Common Stock was issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a private offering.  Such issuance did not involve a public offering, and was made without general solicitation or advertising.  In addition to compliance with securities laws, sales of these shares are subject to restricted stock provisions contained in the Purchase Agreement.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Stock Purchase Agreement, dated as of April 20, 2016, between Ameri Holdings, Inc. and Dhruwa N. Rai.
Exhibit 99.1	Press Release, dated April 21, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Stock Purchase Agreement, dated as of April 20, 2016, between Ameri Holdings, Inc. and Dhruwa N. Rai.
Exhibit 99.1	Press Release, dated April 21, 2016.